As filed with the Securities and Exchange Commission on March 28, 2022

Registration No. 333-239313	Registration No. 333-232094
Registration No. 333-218542	Registration No. 333-214571
Registration No. 333-211894	Registration No. 333-211893
Registration No. 333-196344

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-239313)
Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-232094)
Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-218542)
Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-214571)
Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-211894)
Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-211893)
Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-196344)

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

RESONANT INC.

(Exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation or organization)	45-4320930 (I.R.S. Employer Identification No.)

10900 Stonelake Boulevard
Suite 100, Office 02-130
Austin, Texas	78759
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 2014 Omnibus Incentive Plan
Resonant Inc. Restricted Stock Unit Agreement
Resonant Inc. Restricted Stock Unit Agreement
Resonant Inc. Restricted Stock Unit Agreement
(Full title of the plans)

Takaki Murata

Chief Executive Officer

Resonant Inc.

10900 Stonelake Boulevard

Suite 100, Office 02-130

Austin, Texas 78759

(Name and address of agent for service)

(805) 308-9803

(Telephone number, including area code, of agent for service)

Copy to:

Robert B. Little, Esq.

Gibson, Dunn & Crutcher LLP

2001 Ross Avenue Suite 2100

Dallas, Texas 75201

(214) 698-3260

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

Resonant Inc. (the “Registrant”) hereby amends the following Registration Statements on Form S-8 (the “Prior Registration Statements”) to withdraw from registration any and all securities of the Registrant registered thereunder (the “Securities”) which have not been sold pursuant to such Prior Registration Statements:

1.             Registration Statement on Form S-8 (Registration No. 333-239313) filed on June 19, 2020;

2.             Registration Statement on Form S-8 (Registration No. 333-232094) filed on June 13, 2019;

3.             Registration Statement on Form S-8 (Registration No. 333-218542) filed on June 7, 2017;

4.             Registration Statement on Form S-8 (Registration No. 333-214571) filed on November 10, 2016;

5.             Registration Statement on Form S-8 (Registration No. 333-211894) filed on June 7, 2016;

6.             Registration Statement on Form S-8 (Registration No. 333-211893) filed on June 7, 2016; and

7.             Registration Statement on Form S-8 (Registration No. 333-196344) filed on May 29, 2014.

On March 28, 2022, pursuant to the terms of the Agreement and Plan of Merger, dated as of February 14, 2022, by and among the Registrant, Murata Electronics North America, Inc., a Texas corporation (“Murata”), and PJ Cosmos Acquisition Company, Inc., a Delaware corporation and a wholly-owned subsidiary of Murata (“Merger Sub”), Merger Sub merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving corporation and as a wholly-owned subsidiary of Murata.

As a result of the Merger, the Registrant has terminated any offering of the Securities pursuant to the Prior Registration Statements. In accordance with an undertaking made by the Registrant in the Prior Registration Statements to remove from registration, by means of a post-effective amendment, any Securities which remain unsold at the termination of the offering, the Registrant hereby removes from registration all unsold (if any) Securities under the Prior Registration Statements.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California, on March 28, 2022.

RESONANT INC.

By:	/s/ Takaki Murata
Name: Takaki Murata
Title: Chief Executive Officer

Note: No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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